Exhibit No. 23.2




                          Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-28783) and related
Prospctus  of  MEDTOX  Scientific,   Inc.  (formerly  EDITEK,   Inc.)  for  the
registration of 3,652,689 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997, except for Note 12, as to which the date is July 18, 1997, with respect to the financial statements and financial statement schedule of EDITEK, Inc. incorporated by reference in its Annual Report (Form 10-K/A-2) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
October 7, 1997